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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JUNE 19, 2000


                           DURASWITCH INDUSTRIES, INC.
             (Exact name of Registrant as Specified in Its Charter)


                                     NEVADA
                 (State or Other Jurisdiction of Incorporation)


                        33-79969                                                   88-0308867
                (Commission File Number)                             (I.R.S. Employer Identification No.)


234 SOUTH EXTENSION ROAD, MESA, ARIZONA                                                85210
(Address of Principal Executive Offices)                                             (Zip Code)

                                 (480) 586-3300
              (Registrant's Telephone Number, Including Area Code)



          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.  OTHER EVENTS.

         On June 19, 2000, Delphi Automotive Systems Corporation exercised a call option to acquire 1,651,846 shares of Duraswitch Industries, Inc. common stock, representing approximately 18 percent of Duraswitch's outstanding shares, for $11,562,922.

         Delphi Automotive Systems Corporation holds a warrant issued April 20, 2000 to purchase 225,000 additional shares that is exercisable at $7 per share. The expiration of the warrant has been extended until April 20, 2004 upon the exercise of the above option pursuant to the original terms of the warrant.

         The terms of the acquisition are more fully described in the Option Purchase Agreement, Option To Purchase Common Stock, Warrant Purchase Agreement, and Warrant to Purchase Common Stock, copies of which were attached to the Form 8-K filed by DuraSwitch on or about April 26, 2000.



SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   Duraswitch Industries, Inc.
                                            (Registrant)



Date: June 23, 2000                By:  /s/ Robert J. Brilon
                                        ----------------------------------------
                                        Robert J. Brilon, President
                                             and Chief Financial Officer


                                   By:  /s/ R. Terren Dunlap
                                        ----------------------------------------
                                        R. Terren Dunlap, Chairman
                                             and Chief Executive Officer